UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2015

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

On July 29, 2015, Matson Navigation Company, Inc. (“Matson Navigation”), a wholly-owned subsidiary of Matson, Inc. (the “Company”), and Matson Terminals, Inc., a wholly-owned subsidiary of Matson Navigation, entered into a Settlement Agreement and Release (the “Settlement Agreement”) with the State of Hawaii (the “State”) to resolve all civil, criminal and administrative claims that the State could have had arising from the previously disclosed molasses release.  Pursuant to the terms and conditions of the Settlement Agreement, the Company will pay $5.9 million in cash to the State, including $0.5 million for a coral nursery and $0.2 million to support the International Union for Conservation of Nature’s World Conservation Congress 2016.  The Company has also agreed to remove the Molasses Tank Farm and pier risers at its Sand Island Terminal in Honolulu, which is estimated to cost between $5.5 million and $9.5 million.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 29, 2015, Matson issued a press release announcing the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

10.1                        Settlement Agreement and Release, effective July 29, 2015, between the State of Hawai‘i, Matson Terminals, Inc. and Matson Navigation Company, Inc.

99.1                        Press Release issued by Matson, Inc., dated July 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Senior Vice President and Chief Legal Officer

Dated: July 30, 2015